Exhibit 20

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Navistar International Corporation and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this day of February 26 , 2021.

VOLKSWAGEN AG

By:	/s/ Gunnar Lars Kilian
Name:	Gunnar Lars Kilian
Title:	Member of the Board of Management

By:	/s/ Jürgen Rittersberger
Name:	Jürgen Rittersberger
Title:	SVP Group Strategy and Secretary General

TRATON SE

By:	/s/ Christian Schulz
Name:	Christian Schulz
Title:	Chief Financial Officer

By:	/s/ Matthias Gründler
Name:	Matthias Gründler
Title:	Chief Executive Officer

TRATON US Inc.

By:	/s/ Do Young Kim
Name:	Do Young Kim
Title:	Chairman

By:	/s/ Franz Haslinger
Name:	Franz Haslinger
Title:	Secretary and Treasurer

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The name, present principal occupation or employment, title, business address and citizenship of each of the members of the Management Board and the Supervisory Board of Volkswagen, the Executive Board and Supervisory Board of TRATON and the directors and officers of TRATON US Inc. are set forth below. If no business address is given, the member’s business address is Berliner Ring 2, 38440 Wolfsburg, Germany for Volkswagen and Dachauer Str. 641, 80995 Munich, Germany for TRATON. If no principal business is given, the present principal business of (i) Volkswagen is the manufacture and sale of vehicles, and (ii) TRATON is the holding of investments in companies whose business purpose is the manufacturing and distribution of vehicles and engines of any kind, as well as such items’ ancillary equipment and all plants, machinery, tools, and other technical products. Unless otherwise indicated below, all of the persons listed below are citizens of Germany.

Volkswagen AG

Board of Management

Name	Present Principal Occupation or Employment
Dr. Herbert Diess (Austria)	Chairman of the Board of Management
Murat Aksel	Member of the Board of Management
Oliver Blume	Member of the Board of Management, Brand Group “Sport & Luxury”; Chairman of the management board of Dr. Ing. h.c. F. Porsche AG (Dr. Ing. h.c. F. Porsche AG’s principal business is car manufacturing and is located at Porscheplatz 1, 70435 Stuttgart, Germany)
Markus Duesmann	Member of the Board of Management, Brand Group “Premium”; Chief Executive Officer and member of the management board of Audi AG (Audi AG’s principal business is the manufacturing and distribution of automobiles and is located at Ettinger Straße 70, 85057 Ingolstadt, Germany)
Gunnar Lars Kilian	Member of the Board of Management, Functional Responsibility “Human Resources,” Brand Group “Truck & Bus”
Thomas Schmall	Member of the Board of Management
Hiltrud Dorothea Werner	Member of the Board of Management, Functional Responsibility “Integrity and Legal Affairs”
Frank Witter	Member of the Board of Management, Functional Responsibility “Finance and IT”; Chief Financial Officer of Volkswagen

Supervisory Board

Name, (country of citizenship)	Present Principal Occupation or Employment
Hans Dieter Pötsch (Austria)	Chairman of the Supervisory Board; Chairman of the management board and Chief Financial Officer of Porsche Automobil Holding SE (Porsche Automobil Holding SE’s principal business is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Porscheplatz 1, 70435 Stuttgart, Germany)
Dr. Hussain Ali Al Abdulla (Qatar)	Board member of Qatar Investment Authority (Qatar Investment Authority’s principal business is investment and is located at West Bay Corniche street Ooredo Headquarter-Qatar)

Name, (country of citizenship)	Present Principal Occupation or Employment
Dr. Hessa S. Al Jaber (Qatar)	Chairperson of the board of directors of Qatar Satellite Company (Es’hailSat) (Qatar Satellite Company’s principal business is to manage and develop Qatar’s presence in space. Qatar Satellite Company’s address is Al Markhiya St Umm lakhba, P.O Box: 10653, Doha Qatar)
Dr. Bernd Althusmann

Minister of Economic Affairs, Labor, Transport and Digitalisation for the Federal State of Lower Saxony (The Federal State of Lower Saxony’s principal business is civil service and state government. Dr. Althusmann’s office is located at Niedersächsisches Ministerium für Wirtschaft, Arbeit, Verkehr und Digitalisierung, Friedrichswall 1, 30159 Hannover, Germany)

Kai Bliesener

Union Secretary for IG Metall (The principal business of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany)

Dr. Hans-Peter Fischer	Chairman of the Board of Management of Volkswagen Management Association (VMA)
Marianne Heiß (Austria)	CEO, BBDO Group Germany GmbH (The BBDO Group’s principal business is marketing and advertising and is located at Königsallee 92, 40212 Düsseldorf, Germany)
Jörg Hofmann

Chair of IG Metall (The principal business of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany)

Ulrike Jakob	Deputy Chairman of the Works Council, Volkswagen AG Kassel plant (Dr. Rudolf-Leiding-Platz 1, 34225 Baunatal, Germany)
Dr. Louise Kiesling (Austria)

Director of Familie Porsche Beteiligung GmbH (The principal business of Familie Porsche Beteiligung GmbH is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Perlacher Straße 5a, 82031 Grünwald, Germany)

Peter Mosch	Chairman of the General Works Council, AUDI AG (Audi AG’s principal business is the manufacturing and distribution of automobiles. Audi AG is located at Auto-Union-Straße 1, 85057 Ingolstadt, Germany)
Bertina Murkovic	Chairman of the Works Council of Volkswagen AG plant Hanover (Mecklenheidestr. 74, Hannover, Germany)
Bernd Osterloh	Chairman of the General and Group Works Council of Volkswagen AG
Dr. Hans Michel Piëch (Austria)	Lawyer in private practice (The principal business of his firm is to provide legal services and it is located at Spiegelgasse 2/24, 1010 Wien, Austria)
Dr. Ferdinand Oliver Porsche (Austria)

Member of the Board of Management of Familie Porsche AG Beteiligungsgesellschaft (The principal business of Familie Porsche AG Beteiligungsgesellschaft is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Giselakai 37, 5020 Salzburg, Austria)

Dr. Wolfgang Porsche (Austria)	Chairman of the Supervisory Board of Porsche Automobil Holding SE (The principal business of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles. Porsche Automobil Holding SE is located at Porscheplatz 1, 70435 Stuttgart, Germany)

Name, (country of citizenship)	Present Principal Occupation or Employment
Conny Schönhardt

Trade Union Secretary for IG Metall (The principal business of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany)

Athanasios Stimoniaris (Germany and Greece)	Chairman of the Group Works Council of MAN SE and MAN Truck & Bus SE (MAN Truck & Bus SE’s principal business is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them, and its business address is Dachauer Str. 667, 80995 München, Germany. The principal business of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany)
Stephan Weil	Minister-President of the Federal State of Lower Saxony (The principal business of the Federal State of Lower Saxony is civil service and state government. Mr. Weil’s office is located at Niedersächsische Staatskanlzei, Planckstraße 2, 30169 Hannover, Germany)
Werner Weresch	Chairman of the General Works Council and Group Works Council of Dr. Ing. h.c. F. Porsche AG (Dr. Ing. h.c. F. Porsche AG principal business is car manufacturing and the business is located at Porscheplatz 1, D - 70435 Stuttgart, Germany)

TRATON SE

Executive Board

Name	Present Principal Occupation or Employment
Matthias Gründler	Chairman of the Executive Board, Chief Executive Officer
Christian Schulz	Member of the Executive Board, Functional Responsibility “Finance and Business Development”, Chief Financial Officer
Antonio Roberto Cortes (Brazil)

Member of the Executive Board, President and Chief Executive Officer MAN Latin America Indústria e Comércio de Veiculos Ltda. (MAN Latin America Indústria e Comércio de Veiculos Ltda.’s principal business is to manufacture, trade, import and export automotive vehicles, vehicles and equipment for locomotion or transportation by land, on water and by air, engines, machines and tools, parts, components, accessories, implements and equipment, and to render services related to its industrial and operational activities. It is located at Rua Volkswagen 291, 04344-900 São Paulo, Brazil)

Henrik Henriksson* (Sweden)

Member of the Executive Board, President and Chief Executive Officer Scania AB and Scania CV AB (Scania AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB’s principal business is to carry on, whether directly or through subsidiaries or affiliates, the development, manufacture and trading of motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real property and movable property, to carry on financing business as well as other businesses compatible with the above, including healthcare activities mainly aimed at employees. Both are located at 151 87 Södertälje, Sweden)

*Mr Henriksson has announced that he will resign from his positions at TRATON SE, Scania AB and Scania CV AB in the coming weeks.

Christian Levin (Sweden)	Member of the Executive Board, Functional Responsibility “R&D and Procurement”, Chief Operating Officer
Dr. Andreas Tostmann

Member of the Executive Board, Chief Executive Officer MAN SE and MAN Truck & Bus SE (MAN Truck & Bus SE’s principal business is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them, and its business address is Dachauer Str. 667, 80995 München, Germany)

Supervisory Board

Name	Present Principal Occupation or Employment
Hans Dieter Pötsch (Austria)	Chairman of the Supervisory Board; Chairman of the management board and Chief Financial Officer of Porsche Automobil Holding SE (The principal business of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles and it is located at Porscheplatz 1, 70435 Stuttgart, Germany)

Name	Present Principal Occupation or Employment
Torsten Bechstädt	Special Advisor to the Group Works Council of Volkswagen AG
Mari Carlquist (Sweden)	Chairman for the white collar Unionen at Scania (Scania CV AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden)
Dr. Manfred Döss

Member of the Board of Management of Porsche Automobil Holding SE and General Counsel of Volkswagen AG (The principal business of Porsche Automobil Holding SE is holding investments in companies whose business purpose is the manufacturing and distribution of vehicles. Porsche Automobil Holding SE is located at Porscheplatz 1, 70435 Stuttgart, Germany)

Jürgen Kerner	Executive Board member and treasurer of IG Metall (The principal business of IG Metall is to represent the interests of its members in employment contract negotiations and to provide workplace support. IG Metall is located at Wilhelm-Leuschner-Str. 79, 60329 Frankfurt am Main, Germany)
Gunnar Kilian	Member of the Board of Management of Volkswagen AG, Functional Responsibility “Human Resources,” Brand Group “Truck & Bus”
Dr. Albert Kirchmann	Chief Executive Advisor at A.X.K. Group (A.X.K. Group’s principal business is advising and social contributions. A.X.K. Group is located at Oberer Staeuben 1, 88131 Bodolz, Germany)
Dr. Julia Kuhn-Piëch (Austria)	Real estate manager
Lisa Lorentzon (Sweden)

Chair of the Labor Unions for Graduate Employees at Scania (Scania CV AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden)

Bo Luthin (Sweden)

Senior Safety Officer for IF Metall at Scania (labor union in Sweden) (Scania CV AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden)

Michael Lyngsie (Sweden)

Chair of IF Metall (labor union in Sweden) at Scania (Scania CV AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania CV AB is located at 151 87 Södertälje, Sweden)

Name	Present Principal Occupation or Employment
Nina Macpherson (Sweden)	Board director at Scania AB (Scania AB’s principal business is to carry on, directly or through subsidiaries or associated companies, development, manufacturing and trading in motor vehicles and industrial and marine engines, to develop and deliver services in relation to motor vehicles, industrial and marine engines and otherwise aimed at the logistics industry, to own and manage real and movable property; to carry on financing business as well as other operations compatible with the above, including healthcare activities mainly aimed at employees. Scania AB is located at 151 87 Södertälje, Sweden)
Bernd Osterloh	Chairman of the General and Group Works Council of Volkswagen AG
Dr. Dr. Christian Porsche (Austria)	Specialist in Neurology
Dr. Wolf-Michael Schmid	Managing Partner of Dr. Schmid GmbH (Dr. Schmid GmbH’s principal business is managing Bosch service stations and is located at Dr.-Heinrich-Jasper-Str. 8, 38350 Helmstedt, Germany)
Karina Schnur

General Secretary of the Works Council of MAN Truck & Bus SE (MAN Truck & Bus SE’s principal business is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them, and its business address is Dachauer Str. 667, 80995 München, Germany)

Athanasios Stimoniaris (Germany and Greece)

Chairman of the Group Works Council of MAN Truck & Bus SE and of MAN SE; Chairman of the Group Works Council of TRATON SE (MAN Truck & Bus SE’s principal business is the manufacturing of vehicles of all kinds, in particular trucks and buses and parts thereof, also trading in such products and provision of after-sales service for them, and its business address is Dachauer Str. 667, 80995 München, Germany. The principal business of MAN SE is the holding investments in companies of any type, particularly companies operating in the fields of mechanical and plant engineering, motor vehicle and engine manufacturing and trading as well as manufacturing such products and processing materials of any kind. MAN SE’s business address is Dachauer Str. 641, 80995 München, Germany)

Hiltrud Dorothea Werner	Member of the Board of Management of Volkswagen AG, Functional Responsibility “Integrity and Legal Affairs”
Frank Witter	Member of the Board of Management of Volkswagen AG, Functional Responsibility “Finance and IT”
Steffen Zieger

Chairman of the General Works Council of MAN Truck & Bus Deutschland GmbH (MAN Truck & Bus Deutschland GmbH’s principal business is the distribution of commercial vehicles, in particular but not limited to trucks as well as systems and technology in this regard, and providing service and spare parts. MAN Truck & Bus Deutschland GmbH is located at Oskar-Schlemmer Str. 19-21, 80807 München, Germany)

TRATON US INC.

Directors and Officers

Name	Present Principal Occupation or Employment
Franz Haslinger	Treasurer at TRATON SE
Do Young Kim (Korea)	Head of Campus/Next Level at TRATON SE
Siegbert Rottach (United States)	President and CEO of MAN Capital Corporation (MAN Capital Corporation is a financing and holding company and is located at 591 SW 13th Terrace, Pompano Beach, FL 33069)